Exhibit 99.1

NEWS RELEASE

RANGE ANNOUNCES PRICING OF SENIOR SUBORDINATED NOTES

FORT WORTH, TEXAS, FEBRUARY 24, 2012…RANGE RESOURCES CORPORATION (NYSE: RRC) announced today that it has priced an offering of $600 million aggregate principal amount of senior subordinated notes due 2022, which will carry an interest rate of 5%. Range expects that the net proceeds of the offering will be approximately $589 million and intends to use a portion of the net proceeds to repay up to $350 million of borrowings under its senior credit facility. It intends to use the remaining net proceeds to fund its 2012 capital expenditure budget, and, pending that use, for general corporate purposes. Range expects to close the sale of the notes on March 9, 2012, subject to the satisfaction of customary closing conditions. The size of the offering was increased from the previously announced $500 million to $600 million.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Barclays Capital Inc. and Deutsche Bank Securities Inc. will act as joint book-running managers for the senior subordinated notes offering. A copy of the final prospectus supplement and related base prospectus for the offering may be obtained on the SEC website at www.sec.gov. Alternatively, the underwriters will arrange to send you the final prospectus supplement and related base prospectus if you request them by contacting Merrill Lynch, Pierce, Fenner & Smith Incorporated at 4 World Financial Center, New York, NY 10080, attention: Prospectus Department, or via phone at 1-800-294-1322, or by e-mailing dg.prospectus_requests@baml.com; J.P. Morgan Securities LLC at 383 Madison Avenue, New York, NY 10179, attention: High Yield Syndicate, or via phone at 1-800-245-8812, or by e-mailing HY_syndicate@jpmorgan.com; Wells Fargo Securities, LLC at 550 South Tryon Street, 7th Floor MAC D1086-070, Charlotte, NC 28202, attention: Client Support, or via phone at 1-800-326-5897, or by e-mailing cmclientsupport@wellsfargo.com; Barclays Capital Inc. c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or via phone at 1-888-603-5847, or by e-mailing barclaysprospectus@broadridge.com or Deutsche Bank Securities Inc. at 100 Plaza One, Floor 2, Jersey City, NJ 07311, attention: Prospectus Department.

RANGE RESOURCES CORPORATION (NYSE: RRC) is a leading independent natural gas, natural gas liquids, and oil producer with operations focused in the Appalachia and Southwest regions of the United States.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of the senior subordinated notes referred to above. An offering of any such securities will be made only by means of a prospectus. Any such prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Except for historical information, statements made in this release about the proposed offering are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that Range’s management believes are reasonable based on currently available information; however, management’s assumptions and Range’s future performance are subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the volatility of oil and gas prices, the results of Range’s hedging transactions, the costs and results of drilling and operations, the timing of production, mechanical and other inherent risks associated with oil and gas production, weather, the availability of drilling equipment, changes in interest rates, litigation, uncertainties about reserve estimates, environmental risks and regulatory changes. Range undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in Range’s filings with the SEC, which are incorporated herein by reference.

Contacts:	Rodney Waller, Senior Vice President	817-869-4258	2012-9
	David Amend, Investor Relations Manager	817-869-4266
	Laith Sando, Senior Financial Analyst	817-869-4267

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